Exhibit 10.2

AMENDED AND RESTATED
CLASS B, SERIES 1 LIMITED PARTNER INTERESTS AMENDMENT
to
FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
of
NEXTERA ENERGY OPERATING PARTNERS, LP
A Delaware Limited Partnership
Dated
July 17, 2015 and
Effective April 29, 2015

i

AMENDED AND RESTATED
CLASS B, SERIES 1 LIMITED PARTNER INTERESTS AMENDMENT
to
FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
of
NEXTERA ENERGY OPERATING PARTNERS, LP
This AMENDED AND RESTATED CLASS B, SERIES 1 LIMITED PARTNER INTERESTS AMENDMENT to FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of NEXTERA ENERGY OPERATING PARTNERS, LP, dated July ___, 2015 (this “Amendment”), is entered into by NextEra Energy Operating Partners GP, LLC, a Delaware limited liability company (the “General Partner”), as the General Partner of NEXTERA ENERGY OPERATING PARTNERS, LP, a Delaware limited partnership (the “Partnership”).
WHEREAS, the General Partner, NextEra Energy Equity Partners, LP, a Delaware limited partnership (“NEE Equity”) and NextEra Energy Partners, LP, a Delaware limited partnership (“NEE Partners” and, collectively with NEE Equity, the “Limited Partners”), heretofore entered into that certain First Amended and Restated Agreement of Limited Partnership, dated as of July 1, 2014 (as it may be amended from time to time, the “Limited Partnership Agreement”);
WHEREAS, Solar Holdings SellCo, LLC, a Delaware limited liability company (the “Grantor”), NextEra Energy Partners Solar Acquisitions, LLC, a Delaware limited liability company (the “Grantee”) which is a wholly-owned Subsidiary of NextEra Energy US Partners Holdings, LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of the Partnership (“NEP US Holdings”), and the Partnership, entered into that certain Contribution Agreement, dated as of April 28, 2015 (as amended from time to time, the “Contribution Agreement”), which Contribution Agreement includes as an attachment thereto, and incorporates by reference the provisions of, the McCoy Solar Contributed Companies Annex;
WHEREAS, pursuant to the Contribution Agreement the Grantor contributed to the Partnership, and the Grantor transferred, assigned, conveyed and delivered to the Grantee as the designated transferee of the Partnership, on the Contribution Date (as defined in the Contribution Agreement), the Grantor’s right, title and interest in, to and under, seventy-five percent (75%) of the membership interest of McCoy Holdings (as defined below), which contribution was made in consideration of the agreement by the Partnership to issue to the Grantor one hundred percent (100%) of the Class B, Series 1 Limited Partner Interests to be issued pursuant to this Amendment;
WHEREAS, the parties to the Contribution Agreement have now agreed that Grantor should have transferred, assigned, conveyed and delivered to the Grantee as the designated transferee of the Partnership, on the Contribution Date, Grantor’s right, title and interest in, to and under, only fifty and one one-hundredths percent (50.01%) of the membership interest of McCoy Holdings (such amount, the “McCoy Interest”),

Signature Page to Amendment to OPCO LP Agreement (McCoy)

which contribution was made in consideration of the Partnership’s issuance to NEE Equity (as the recipient of Grantor’s rights) one hundred percent (100%) of the Class B, Series 2 Limited Partner Interests (collectively, the “Contribution Transaction”);
WHEREAS, the General Partner authorized the creation of, and issuance to NEE Equity by the Partnership of, Limited Partner Interests to be designated as “Class B, Series 1 Limited Partner Interests” (the “Units Issuance” and, collectively with the Contribution Transaction, the “Transaction”), which Class B, Series 1 Limited Partner Interests were issued in the number of Units and with such designations, preferences, rights, powers and duties as are set forth in this Amendment, and the General Partner desires to amend the Limited Partnership Agreement in accordance with the authority granted to the General Partner pursuant to Section 13.1(g) of the Limited Partnership Agreement to authorize the issuance of such Partnership Interests to NEE Equity, the admission of NEE Equity as a Limited Partner of the Partnership with respect to the Class B, Series 1 Limited Partner Interests as provided in Section 10.1 of the Limited Partnership Agreement and to set forth the designations, preferences, rights, powers and duties applicable to such Partnership Interests.
NOW, THEREFORE, pursuant to the authority granted to the General Partner pursuant to Section 13.1(g) of the Limited Partnership Agreement, the General Partner hereby amends and restates the Limited Partnership Agreement as follows:
ARTICLE I
DEFINITIONS; RULES OF CONSTRUCTION
Section 1.1    Definitions. Capitalized terms used herein and not otherwise defined shall have the same meanings when used herein as in the Limited Partnership Agreement. Terms defined below shall have the meanings set forth below:
“Affiliate” has the meaning given to it in the Contribution Agreement.
“Amendment” has the meaning given to it in the Recitals hereto.
“Available Distribution Amount for the Class B, Series 1 Units” has the meaning given to it in Section 2.2(d) hereto.
“Class B, Series 1 Limited Partner” means a Limited Partner that has been admitted to the Partnership as a Limited Partner with respect to Class B, Series 1 Units
“Class B, Series 1 Units” has the meaning given to it in Section 2.2(a) hereof.
“Contributed Companies” means McCoy Holdings, McCoy Funding and McCoy Project Company.
“Contribution Agreement” has the meaning given to it in the Recitals hereto.

“Contribution Transaction” has the meaning given to it in the Recitals hereto.
“Disposition Proceeds” has the meaning given to it in Section 2.2(f).
“Effective Date” has the meaning given to it in Section 3.1 hereof.
“General Partner” has the meaning given to it in the Recitals hereto.
“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision or similar governing entity, and including any governmental, quasi-governmental or non-governmental body administering, regulating or having general oversight over electricity, power or other markets.
“Grantee” has the meaning given to it in the Recitals hereto.
“Grantor” has the meaning given to it in the Recitals hereto.
“Limited Partners” has the meaning given to it in the Recitals hereto.
“Limited Partnership Agreement” has the meaning given to it in the Recitals hereto.
“McCoy Funding” means McCoy Solar Funding, LLC, a Delaware limited liability company.
“McCoy Holdings Distribution Date” has the meaning given to it in Section 2.2(d) hereto.
“McCoy Holdings” means McCoy Solar Holdings, LLC, a Delaware limited liability company.
“McCoy Interest” has the meaning given to it in the Recitals hereto.
“McCoy Project Company” means McCoy Solar, LLC, a Delaware limited liability company.
“McCoy Solar Contributed Companies Annex” means the Contributed Company Annex attached to, and incorporated by reference in, the Contribution Agreement, relating to the Contributed Companies and the contribution to the Partnership of the McCoy Interest.
“NEE Equity” has the meaning given to it in the Recitals hereto.
“NEE Partners” has the meaning given to it in the Recitals hereto.
“NEP US Holdings” has the meaning given to it in the Recitals hereto.
“NEP US Holdings Financing Documents” means (a) the Revolving Credit Agreement dated as of July 1, 2014, between (i) NextEra Canada Partners Holdings, ULC and NextEra Energy US Partners Holdings, LLC, (ii) the Partnership, (iii) the lending institutions party thereto, (iv) Bank of America, N.A. and (v) Bank of America, N.A. (Canada Branch) and (b) the Loan Documents (as defined therein), as the same may be hereafter amended, amended and restated or otherwise modified.
“Net Agreed Value” means the fair market value of the McCoy Interest agreed to by the Partnership and the Grantor as of the date of this Amendment for purposes of establishing the Capital Account of the Class B, Series 1 Limited Partner.
“Partnership” has the meaning given to it in the Recitals hereto.
“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental Authority.
“Redemption Date” has the meaning given to it in Section 2.2(h)(i) hereof.
“Redemption Notice” has the meaning given to it in Section 2.2(h)(i) hereof.
“Redemption Price” shall be the redemption price (which may be payable in cash or by the transfer of other property, as may be agreed by the Partnership and NEE Equity) for each Class B, Series 1 Unit that may be agreed upon in writing after the Effective Date by the Partnership and NEE Equity.
“Transaction” has the meaning given to it in the Recitals hereto.
“Units Issuance” has the meaning given to it in the Recitals hereto.
Section 1.2    Construction. The rules of construction set forth in Section 1.2 of the Limited Partnership Agreement shall also apply to this Amendment.
ARTICLE II
AUTHORIZATION OF ADDITIONAL LIMITED PARTNER INTERESTS
Section 2.1    Authorization. Pursuant to the authority vested in the General Partner by Section 5.4 of the Limited Partnership Agreement, the General Partner does hereby authorize a series of Limited Partner Interests of the Partnership, designated as the “Class B, Series 1 Limited Partner Interests,” having the number of Units and, to the extent that the powers, designations, preferences, limitations, restrictions and relative rights thereof are not stated and expressed in the Limited Partnership Agreement, the designations, preferences, rights, powers and duties as are set forth in Section 2.2 hereof.
Section 2.2    Designations, Preferences, Rights, Powers and Duties.
(a)    Designation. The series of Units is hereby designated as the “Class B, Series 1 Limited Partner Interests” (the “Class B, Series 1 Units”). The Class B, Series 1 Units shall track ownership of the McCoy Interest. The Class B, Series 1 Limited Partners shall only have rights, powers and duties with respect to the McCoy Interest or obligations of the Partnership relating to the McCoy Interest and shall only have rights to profits or losses associated with the McCoy Interest. The records maintained for the Class B, Series 1 Units shall account for the McCoy Interest separately from the other assets of the Partnership. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Class B, Series 1 Units shall be enforceable only against the assets of the Class B, Series 1 Units and not against the assets of the Partnership generally or any other series thereof, or any general partner not associated with such series. None of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Partnership generally or any other series thereof shall be enforceable against the assets of the Class B Series 1 Units. Assets associated with the Class B, Series 1 Units may be held directly or indirectly, including in the name of such series, in the name of the Partnership, through a nominee or otherwise. Records maintained for the Class B, Series 1 Units that reasonably identify the assets of the series, including by specific listing, category, type, quantity, computational or allocational formula or procedure (including a percentage or share of any asset or assets) or by any other method where the identity of such assets is objectively determinable, will be deemed to account for the assets associated with such series separately from the other assets of the Partnership, or any other series thereof.
(b)    Number of Units. The Class B, Series 1 Units shall be a series consisting of one million (1,000,000) units authorized to be issued.
(c)    Capital Contributions.
(i)    On the Effective Date, the Grantor will contribute the McCoy Interest to the capital of the Partnership by a transfer of the McCoy Interest to the Grantee. The Net Agreed Value of the McCoy Interest on the Effective Date is $8,304,767.98.
(ii)    No Class B, Series 1 Limited Partner is required to make any additional Capital Contribution to the Partnership. Notwithstanding the foregoing, the Class B, Series 1 Limited Partners may make additional Capital Contributions to the Partnership in their sole discretion, pro rata in accordance with the percentage of the outstanding Class B, Series 1 Units held by each such Class B, Series 1 Limited Partner. If additional Capital Contributions are made by the Class B, Series 1 Limited Partners, then the proceeds of such Capital Contributions shall be immediately contributed by the Partnership as a capital contribution to NEP US Holdings and the Partnership agrees (i) to cause NEP US Holdings to immediately contribute such proceeds as a capital contribution to the Grantee, (ii) to cause the Grantee to immediately contribute such proceeds as a capital contribution to McCoy Holdings, (iii) to cause McCoy Holdings to immediately contribute such proceeds as a capital contribution to McCoy Funding and (ii) to cause McCoy Funding to immediately contribute such proceeds as a capital contribution to McCoy Project Company to be applied by McCoy Project Company. Each Class B, Series 1 Limited Partner shall receive a credit to their respective Capital Accounts in the amount of the additional Capital Contributions that it makes.
(d)    Distributions on the Class B, Series 1 Units. Distributions on the Class B, Series 1 Units (other than as provided in subparagraph (f) of this Section 2.2) shall be made only out of the Available

Distribution Amount for the Class B, Series 1 Units (as defined below) as hereinafter provided. The “Available Distribution Amount for the Class B, Series 1 Units” shall mean, as of any date, an amount equal to (i) the aggregate value of cash or other property that has been distributed (including any distribution of cash or property made in connection with a liquidation of McCoy Holdings) to the Grantee at any time that any of the Class B, Series 1 Units are outstanding (the date of any such distribution, a “McCoy Holdings Distribution Date”) minus (ii) the aggregate amount of all distributions of cash or other property previously made by the Partnership in respect of the Class B, Series 1 Units. The Partnership agrees (i) to cause NEP US Holdings to cause the Grantee to promptly distribute to NEP US Holdings any amount of cash or property distributed by McCoy Holdings to the Grantee and (ii) cause NEP US Holdings to promptly distribute to the Partnership the amount of cash or property distributed by the Grantee to NEP US Holdings; provided, that NEP US Holdings shall not be obligated to make such distribution to the Partnership unless and until it is permitted to do so under the terms and provisions of any NEP US Holdings Financing Documents. Distributions of all of the Available Distribution Amount for the Class B, Series 1 Units shall be made by the General Partner to the Class B, Series 1 Limited Partners promptly following the date on which a distribution is received by the Partnership in accordance with clause (ii) of the immediately preceding sentence. Such distributions shall be made pro rata among all of the Class B, Series 1 Units outstanding as of the date such distributions are made.
The distributions on the Class B, Series 1 Units pursuant to this Amendment shall be separate from any distributions of Available Cash to the Partners in the Limited Partnership Agreement. Further, the Available Distribution Amount for the Class B, Series 1 Units shall be calculated separately from the calculations of Available Cash, Operating Surplus, Capital Surplus and Minimum Quarterly Distribution pursuant to the Limited Partnership Agreement.
(e)    Allocations for Capital Account and Tax Purposes. Notwithstanding any provision in the Limited Partnership Agreement, Net Income and Net Loss attributable to the McCoy Interest (and all items of income, gain, loss, deduction and credit taken into account in computing Net Income and Net Loss attributable to the McCoy Interest), including Net Income and Net Loss attributable to the McCoy Interest in connection with a liquidation of the Partnership and Net Income and Net Loss attributable to the McCoy Interest for federal income tax purposes, shall be allocated 100% to the Class B, Series 1 Limited Partners based on the relative percentage ownership of the Class B, Series 1 Limited Partners in the Class B, Series 1 Units.
(f)    Preferences on Liquidation. In the event of a liquidation of the Partnership, the Class B, Series 1 Limited Partners shall be entitled to receive as a preferential distribution any and all proceeds received by NEP US Holdings on the sale or other disposition of the Grantee or by the Grantee on the sale or other disposition of the McCoy Interest or any of the equity interests of, or assets owned by, any and all of the Contributed Companies (the “Disposition Proceeds”). To the full extent permitted by Applicable Law, no reduction in the Disposition Proceeds shall be made in order to pay any other liabilities, including contingent liabilities, of the Partnership, which liabilities shall be paid, or provision for payment made, from the assets and properties of the Partnership other than the Disposition Proceeds. The liquidator for the Partnership shall cause NEP US Holdings, which shall in turn cause the Grantee to sell or otherwise dispose of the McCoy Interest or the Grantee’s interest in any of the Contributed Companies and their respective assets and properties as directed by the Class B, Series 1 Limited Partners holding a majority of the Class

B, Series 1 Units then outstanding and to cause the distribution of any and all Disposition Proceeds to occur in the same manner as the distribution of cash or property resulting from distributions paid by the Grantee as provided in subparagraph (d) of this Section 2.2.
(g)    Voting Rights. On all matters on which Class B, Series 1 Limited Partners are entitled to vote pursuant to this Amendment or the Partnership Agreement, each Class B, Series 1 Limited Partner shall be entitled to one vote for each Unit of the Class B, Series 1 Units held by such Class B, Series 1 Limited Partner.
(h)    Redemption.
(i)    Redemption Following a Redemption Notice. Upon receipt by the Partnership of a written request from one or more Class B, Series 1 Limited Partners, which written request shall designate the number of Class B, Series 1 Units to be redeemed and shall be accompanied by a fully executed copy of a written agreement of the Partnership and NEE Equity setting forth the Redemption Price (a “Redemption Notice”), on the date that is five (5) Business Days following the Partnership’s receipt of the Redemption Notice or on such other later date designated in the Redemption Notice (the “Redemption Date”), the Partnership shall be required to redeem all of the outstanding Class B, Series 1 Units requested to be redeemed by such Class B, Series 1 Limited Partners at a price per Unit equal to the Redemption Price. The Redemption Price shall be paid on the Redemption Date in United States Dollars by wire transfer of immediately available funds to the account designated by the applicable Class B, Series 1 Limited Partner(s) to the Partnership in writing or by the delivery of any other property to be delivered in connection with such redemption, as the case may be, in each case to each Class B, Series 1 Limited Partner whose Class B, Series 1 Units are being redeemed.
(ii)    Redemption Procedures.
(A)    In the case of a redemption pursuant to Section 2.2(h)(i) hereof, each Class B, Series 1 Limited Partner whose Class B, Series 1 Units are being redeemed shall deliver at the principal office of the Partnership an instrument of transfer of the Class B, Series 1 Units to be redeemed, in form and substance reasonable satisfactory to the Partnership. Upon receipt of such instrument of transfer, the Partnership shall remit or transfer the Redemption Price to each Class B, Series 1 Limited Partner whose Class B, Series 1 Units are being redeemed.
(B)    Rights After the Redemption Date. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of the Class B, Series 1 Limited Partner whose Class B, Series 1 Units are being redeemed (except the right to receive the Redemption Price) shall cease with respect to such Units, and thereafter such Units shall not be deemed to be outstanding for any purpose whatsoever.

(C)    Cancellation of Redeemed Units. Any Units of Class B, Series 1 Units that shall at any time have been redeemed shall, after such redemption, be canceled by the Partnership and shall not be available for reissuance.
(i)    Protection Provisions. So long as any Unit of the Class B, Series 1 Units is outstanding, the Partnership shall not, and shall not cause or permit any of its Subsidiaries to, without the prior approval of the Class B, Series 1 Limited Partners holding at least a majority of the Units of Class B, Series 1 Units then outstanding, issue or sell (x) any additional Class B, Series 1 Units, or any other interests in or rights to (including economic rights based on or with respect to) the Contributed Companies or (y) any securities convertible into or exercisable or exchangeable for any of the foregoing.
(j)    Amendment, Supplement and Waiver.
(i)    The Partnership may not amend, supplement or waive any provisions of this Amendment in any respect without the approval of the Class B, Series 1 Limited Partners holding one hundred percent (100%) of the Class B, Series 1 Units then outstanding.
(ii)    Notwithstanding the foregoing, the Partnership is entitled to amend its Limited Partnership Agreement pursuant to the terms thereof, including to authorize one or more additional series of Units, provided that no such amendment shall adversely affect the designations, preferences, rights, powers and duties of the Class B, Series 1 Units or the Class B, Series 1 Limited Partners as granted pursuant to this Amendment.
(k)    Transfers of the Class B, Series 1 Units. The Class B, Series 1 Units shall be non-transferable, except that such Class B, Series 1 Units shall be transferable to any Affiliate of NEE Equity, subject to the limitations, terms and conditions on transfers of Units set forth in the Limited Partnership Agreement.
(l)    No Certificates. Ownership of the Class B, Series 1 Units shall be recorded in the Register and ownership of such interests and any transfer thereof shall be evidenced by a book entry notation in the Register. Class B, Series 1 Units shall not be evidenced by physical certificates.
(m)    Status under the Uniform Commercial Code. The Class B, Series 1 Units shall be deemed to be securities governed by Article 8 of the Uniform Commercial Code as in effect from time to time in Delaware.
Section 2.3    Issuance and Acceptance. The General Partner does hereby authorize the issuance of one hundred percent (100%) of the authorized Class B, Series 1 Units to NEE Equity in accordance with the terms and provisions of the Contribution Agreement and, upon such issuance and the execution by NEE Equity of an acceptance of the Class B, Series 1 Limited Partner Interests and joinder to the Limited Partnership Agreement, in form and substance satisfactory to the General Partner as evidenced by the General Partner’s execution thereof, NEE Equity shall be admitted to the Partnership as a Class B, Series 1 Limited Partner. The General Partner shall take all actions contemplated by Section 10.3 of the Limited Partnership Agreement to effect such admission.

ARTICLE III
MISCELLANEOUS
Section 3.1    Effective Date. This Amendment shall be effective on April 29, 2015 (such date, the “Effective Date”).
Section 3.2    No Other Amendments. Except as specifically provided in this Amendment, no other amendments, revisions or changes are made to the Limited Partnership Agreement. All other terms and conditions of the Limited Partnership Agreement remain in full force and effect. Any reference to the Limited Partnership Agreement set forth in any document delivered in connection with the Limited Partnership Agreement shall be deemed to include a reference to the Limited Partnership Agreement as amended by this Amendment, whether or not so stated in such document. Except as specifically set forth in this Amendment, nothing in this Amendment and no action taken by the parties to this Amendment shall be deemed or construed to in any manner enlarge, diminish or otherwise affect in any way the rights, remedies or defenses of the parties to the Limited Partnership Agreement, at law, in equity or otherwise.
Section 3.3    Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Partners and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 3.4    Modification. This Amendment may not be amended or modified in any way except by a written instrument executed by the General Partner and the Class B, Series 1 Limited Partners holding one hundred percent (100%) of the Class B, Series 1 Units then outstanding.
Section 3.5    Headings. Headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
Section 3.6    Integration. This Amendment together with the Limited Partnership Agreement constitutes the entire agreement of the Partners pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
Section 3.7    Creditors. None of the provisions of this Amendment shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.
Section 3.8    Waiver. No failure by any Partner to insist upon the strict performance of any covenant, duty, agreement or condition of this Amendment or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
Section 3.9    No Third-Party Beneficiaries. Except as specified in Section 15.16 of the Limited Partnership Agreement, the terms and provisions of this Amendment and the Limited Partnership Agreement are intended solely for the benefit of the Partners and their respective successors or permitted assigns, and it is not the intention of the General Partner to confer third-party beneficiary rights upon any other Person by reason of the execution and delivery of this Amendment.

Section 3.10    Invalidity of Provisions. If any provision or part of a provision of this Amendment is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or parts thereof contained herein shall not be affected thereby and this Amendment shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.
Section 3.11    Coordination with Contribution Agreement and Limited Partnership Agreement. The Contribution Agreement includes covenants, rights and obligations that survive the closing of the Transaction. In the event of any conflict or inconsistency between the provisions of this Amendment and the Contribution Agreement, on one hand, and the provisions of the Limited Partnership Agreement, on the other hand, this Amendment and the Contribution Agreement shall govern and control.
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IN WITNESS WHEREOF, the General Partner caused this Amendment to be executed by its authorized representative on July 17, 2015, and effective as of the Effective Date.

NEXTERA ENERGY OPERATING PARTNERS GP, LLC

By:	ARMANDO PIMENTEL, JR.
Name: Armando Pimentel, Jr. Title: President

Signature Page to Amendment to OPCO LP Agreement (McCoy)